UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2012

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 West Beach Street Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2012, the Board of Directors (the “Board”) of Granite Construction Incorporated (the “Company”) , upon the recommendation of the Nominating and Corporate Governance Committee, elected Gaddi H. Vasquez as a new director, effective October 1, 2012. Mr. Vasquez will join the class of directors whose terms expire at the Company’s 2014 Annual Meeting of Shareholders, and will serve on the Company’s Compensation Committee and Strategic Planning Committee.

The Board has determined that Mr. Vasquez meets the independence requirements of the listing standards of the New York Stock Exchange.

As a non-employee director, Mr. Vasquez will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2012.

The Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Vasquez. The Indemnification Agreement is in the same form as the indemnification agreement for directors that the Company previously filed with the SEC as Exhibit 10.10 to the Company’s Form 10-K for the year ended December 31, 2002.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are attached hereto and furnished herewith:

Exhibit Number	Description

99.1	Press Release of the Company, dated September 17, 2012

[Signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

		By:	/s/ Richard A. Watts
Richard A. Watts
Vice President, General Counsel and Secretary

Date:	September 17, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of the Company, dated September 17, 2012

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